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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated May 28, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No.333-14527) of

National Investors Cash Management Fund, Inc.





ERNST & YOUNG LLP

New York, New York
June 25, 1999